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                                                                   EXHIBIT 10.36

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

             STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE--NET

                (DO NOT USE THIS FORM FOR MULTI-TENANT PROPERTY)

1.          BASIC PROVISIONS ("BASIC PROVISIONS")

            1.1 PARTIES: This Lease ("Lease"), dated for reference purposes only, December 22, 1995, is made by and between Campson Corporation, a California corporation ("LESSOR") and CombiChem, Inc., a California corporation ("LESSEE"), (collectively the "PARTIES," or individually A "PARTY").

            1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 9050 Camino Santa Fe, San Diego located in the County of San Diego, State of California and generally described as (describe briefly the nature of the property) an approximately 34,244 sq. ft. industrial building together with adjoining parking areas, outside storage facility and all landscaped areas (at no extra cost), including office space on two (2) floors, and as legally described on attached Exhibit "A" ("PREMISES").
(See Paragraph 2 for further provisions)

            1.3 TERM: ten (10) years and 0 months ("ORIGINAL TERM") commencing June 1, 1996 ("COMMENCEMENT DATE") and ending May 31, 2006 ("EXPIRATION DATE"). (See Paragraph 3 for further provisions.)

            1.4 EARLY POSSESSION: See Addendum "A" ("EARLY POSSESSION DATE"). (See Paragraphs 3.2 and 3.3 for further provisions.)

            1.5 BASE RENT: $See Addendum "A" per month ("BASE RENT"), payable on the first day of each month commencing July 1, 1996. (See Paragraph 4 for further provisions.)

            If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

            1.6 BASE RENT DEPOSIT: $32,532 paid upon Lessor's receipt of Funding Commitment (per Addendum "A") as Base Rent for the period of June 1-30, 1996.

            1.7 SECURITY DEPOSIT: $See Addendum "A" ("SECURITY DEPOSIT"). (See Paragraph 5 for further provisions.)

            1.8 PERMITTED USE: General office use, all R&D/Chemistry research associated with Lessee's business and all other lawful uses permitted under applicable zoning laws. (See Paragraph 6 for further provisions.)

            1.9 INSURING PARTY: Lessor is the "Insuring Party" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

            1.10 REAL ESTATE BROKERS: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes): See Addendum "A" represents

[ ]  Lessor exclusively ("LESSOR'S BROKER");  both Lessor and Lessee, and

____________________________________________________ represents

[ ] Lessee exclusively ("LESSEE'S BROKER"); both Lessee and Lessor. (See Paragraph 15 for further provisions.)

            1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by _________________________ ("GUARANTOR"). (See Paragraph 37 for further provisions.)

            1.12 ADDENDA. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 18 and Exhibits "A" -- "D" all of which constitute a part of the Lease.

2.          PREMISES.

            2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

            2.2 CONDITION. Lessor shall deliver the Premises to Lessee in a good and sanitary condition clean and free of debris and Hazardous Substance Conditions on the Commencement Date and warrants to Lessee that the existing plumbing (including, without limitation, sewer and drain lines), fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date. Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty by December 31, 199_ correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

            2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants to Lessee that the Improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances and any other applicable laws in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of non-compliance with this warranty by December 31, 19__ correction or that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

            2.4 ACCEPTANCE OF PREMISES. Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

            2.5         DELETED

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3.          TERM.

            3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

            3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession as set forth in Addendum "A". All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

            3.3 DELAY IN POSSESSION. If possession of the Premises is not delivered to Lessee, Lessee may, at its option *1 by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.



4.          RENT.

            4.1 BASED RENT. Subject to the terms and conditions of Addendum "A" Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at is address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee. *2



5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. *3

6.          USE.

            6.1 USE. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premiss in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee. Lessees assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the Improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use. *4

            6.2 HAZARDOUS SUBSTANCES.

                (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances and shall comply in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor.

                (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any

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governmental authority or private party, or persons entering or occupying the
Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises in violation of applicable laws.

                (c) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement. *5

            6.3 LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE LAW," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law reasonably specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

            6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's Lender(s) on at least 24 hours prior notice (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, and a certified copy of such report shall be provided to Lessee.



7.          MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND
            ALTERATIONS.

            7.1 LESSEE'S OBLIGATIONS.

                (a) Subject to the provisions of Paragraph 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc.), 7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all times *6

            7.2 LESSOR'S OBLIGATIONS. Except for the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises),
2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), *7

            7.3 UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

                (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent, which shall not be unreasonably withheld. Lessee may, however, may non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $70,000.

                (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor.

                (c) INDEMNIFICATION. lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or ny interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before

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the enforcement thereof against the Lessor or the Premises. If Lessor shall require, lessee shall furnish to Lessor a surety bond satisfactory to lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessors' reasonable attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

            7.4 OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

                (a) OWNERSHIP. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of the Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

                (b) REMOVAL. Unless otherwise agreed in writing, Lessor may *8 require that any or all Lessee Owned alternations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor.

                (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted and subject to Paragraph 9. "ORDINARY WEAR AND TEAR" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease. *9



8.          INSURANCE; INDEMNITY.

            8.1 PAYMENT FOR INSURANCE. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice from the company providing such insurance for any amount due.

            8.2         LIABILITY INSURANCE.

                (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the term of his Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relive Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

                (b) CARRIED BY LESSOR. In the event lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.*10

            8.3 PROPERTY INSURANCE--BUILDING, IMPROVEMENTS AND RENTAL VALUE.



                (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDERS(S)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reasons of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph
8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

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                (b) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

                (c) DELETED.

                (d) TENANT'S IMPROVEMENTS. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

            8.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property. Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

            8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may but shall not be required to, procure and maintain the same, but at Lessee's expense.

            8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor ("WAIVING PARTY") each hereby release and relieve the other, and waiver their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.*11

            8.7 INDEMNITY. Except for Lessor's negligence willful misconduct and/or breach of this Lease, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters. Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

            8.8 EXEMPTION OF LESSOR FROM LIABILITY. Except for Lessor's negligence, willful misconduct and/or breach of this Lease, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee. Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor.


9.          DAMAGE OR DESTRUCTION.

            9.1 DEFINITIONS.

                (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

                (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the

 Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

                (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

                (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

                (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

            9.2 PARTIAL DAMAGE--INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. if Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonable possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

            9.3 PARTIAL DAMAGE--UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either : (i) repair such damage of knowledge of such damage at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date of the occurrence of such damage.

            9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate as of the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages, from Lessee except as released and waived in Paragraph 8.6.

            9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease (as extended by Lessee pursuant to any of Lessee's renewal options), there is damage for which the cost to repair exceeds four (4) months' Base Rent, whether or not an Insured Loss, either party may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("EXERCISE PERIOD"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

            9.6 ABATEMENT OF RENT; LESSEE'S REMEDIES.

                (a) In the event of damage described in Paragraph 9.2 (Partial Damage--Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.*12

                (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "COMMENCE" as used in this Paragraph shall mean either the unconditional authorization of the preparation of required plans, or the beginning of the actual work on the Premises, whichever first occurs.*13

            9.7 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefore (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect; but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twenty (20) times the then monthly Base Rent, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date one hundred eighty (180) days following the giving of such notice.*14 In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twenty (20) times the then monthly Base Rent. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve (12) months.

            9.8 TERMINATION--ADVANCED PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

            9.9 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of his Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.



10.         REAL PROPERTY TAXES.

            10.1 (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

                (b) ADVANCE PAYMENT. In order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right, at Lessor's option, to estimate the current Real Estate Property Taxes applicable to the Premises, and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date.

            10.2 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form or real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.*15

            10.3 DELETED.

            10.4 PERSONAL PROPERTY TAXES. Subject to Lessee's legal right to contest the amount or applicability of such taxes, Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations. Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12.         ASSIGNMENT AND SUBLETTING.

            12.1 LESSOR'S CONSENT REQUIRED.

                (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36; and subject to Addendum "A".

                (b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent.

                (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of the execution by Lessor of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "NET WORTH OF LESSEE" for purposes of this Lease shall be the net worth of Lessee established under generally accepted accounting principles consistently applied.

                (d) Subject to paragraph 9 of Addendum "A", an assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c) or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

                (e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

            12.2 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

                (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (iii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

                (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

                (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

                (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublease, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

                (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with reimbursement of Lessor's legal fees and costs, which shall not exceed $1,000. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

                (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

                (g) Deleted.

                (h) Deleted.

            12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublease, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon an uncured Breach in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublease shall pay such rents and other charges to Lessor notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

                (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

                (c) Deleted.

                (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's and Lessee's prior written consent.

                (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.         DEFAULT; BREACH; REMEDIES.

            13.1 DEFAULT; BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $500.00 is a reasonable maximum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "DEFAULT" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

                (a) The vacating of the Premises without a lessor-authorized assignee or sublessee, or without the intention to reoccupy same, or the abandonment of the Premises.

                (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of seven (7) days, following written notice thereof by or on behalf of Lessor to Lessee.

                (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable of (i) compliance with Applicable Law per Paragraph 6.3, (iii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recission of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30,
(vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of twenty-one (21) days following written notice by or on behalf of Lessor to Lessee.

                (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                (e) The occurrence of any of the following events: (i) The making by lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. ss. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within one hundred twenty (120) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days;

provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

                (f) The discovery of Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false, without a reasonable explanation from Lessee for such error.

                (g) Deleted.

            13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require future payments for a period of one (1) calendar year to be made under this Lease by Lessee to be made only by cashier's check *16 in the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

                (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises *17 reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statue.

                (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

                (c) Pursue any other remedy now or hereunder available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

                (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease at to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

            13.3 INDUCEMENT RECAPTURE IN EVENT OF BREACH. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of an uncured Breach of this Lease by Lessee, as defined in Paragraph 13.1, any such inducement Provisions shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable to Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease if such Breach remains uncured after the applicable period available for its cure.

            13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

            13.5 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purposes, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If materially affected, or if more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area are not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.*18 If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under the threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.



15. BROKER'S FEE.

            15.1 The Broker's named in Paragraph 1.10 are the procuring causes of this Lease.

            15.2 Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers for brokerage services rendered by said Brokers to Lessor in this transaction.

            15.3 Deleted.

            15.4 Deleted.

            15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessor hereby agrees to indemnify, protect, defend and hold Lessee harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of Lessor, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

            15.6 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.         TENANCY STATEMENT.

            16.1 Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "TENANCY STATEMENT" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

            16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a party, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three
(3) years. *20 All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.



17. LESSOR'S LIABILITY. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. *21



18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease *22 are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.         NOTICES.

            23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by had or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may be written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to either party hereunder shall be concurrently transmitted to such party or parties at such addresses as such party may from time to time hereafter designate by written notice.



            23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given seventy-two (72) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT; CHOICE OF LAW. This lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.         SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

            30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

            30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.



            30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance *23 (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

            30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. ATTORNEY'S FEES. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of any emergency, and otherwise at reasonable times upon twenty-four (24) hours prior notice for the purpose of showing the same to prospective purchasers, lenders, or lessees (during the last eight (8) months of the Lease term) and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty
(120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee. *24

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installation, Trade Fixtures and Alterations). *25

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.         CONSENTS.

            (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Except as otherwise provided, any unused portion to said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Beach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

            (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.         DELETED.

38. QUITE POSSESSION. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.         OPTIONS.

            39.1 DEFINITION. As used in this Paragraph 39 the word "OPTION" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

            39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise; provided, however, that the Options may be assigned to and exercised by any assignee of the Lease as to which Lessor's consent is not required.

            39.3 MULTIPLE OPTIONS. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or review this Lease have been validly exercised.

            39.4        EFFECT OF DEFAULT ON OPTIONS.

                (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph
13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

                (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason by Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

                (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of Default under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. MULTIPLE BUILDINGS. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease, together with reasonable fees incurred in the recovery of such costs.

44. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.


LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

            IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at  San Diego, CA                              Executed at San Diego, CA
           -------------------------------                         -------------------------------
on          December 27, 1995                           on 12/27/95
  ----------------------------------------                ----------------------------------------
by LESSOR:                                              by LESSEE:

Campson corporation, a California                       CombiChem, Inc., a California corporation
------------------------------------------              ------------------------------------------


By          /s/ Lee M. Chesnut                          By /s/ Gail Erwin
  ----------------------------------------                ----------------------------------------
Name Printed:  Lee M. Chestnut                          Name Printed: Gail Erwin
             -----------------------------                           -----------------------------
Title:          President                               Title: Controller
      ------------------------------------                    ------------------------------------

By                                                      By
  ----------------------------------------                ----------------------------------------

Name Printed:                                           Name Printed:
             -----------------------------                           -----------------------------

Title:                                                  Title:
      ------------------------------------                    ------------------------------------

Address:       9627 Grossmont Summit Drive              Address: 9050 Camino Santa Fe
       ------------------------------------                    ------------------------------------

               La Mesa, CA  91941                      San Diego, CA  92127
       ------------------------------------                    ------------------------------------

Tel. No. (619)697-7777 Fax No. (619) 697-7846          Tel. No. (619)530-0484 Fax No. (619) 530-9998
        --------------        ---------------                  --------------        ---------------




NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071 (213) 687-8777. Fax No. (213) 687-8616.

                                  ADDENDUM "A"

                  TO STANDARD INDUSTRIAL LEASE -- SINGLE-TENANT

                                     BETWEEN

                  CAMPSON CORPORATION, A CALIFORNIA CORPORATION

                                       AND

                    COMBICHEM, INC., A CALIFORNIA CORPORATION


            This Addendum "A" to Lease ("Lease Addendum") is attached to and made a part of that certain STANDARD INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE -- NET, dated December 22, 1995, made by and between CAMPSON CORPORATION, a California corporation, as "Lessor," and COMBICHEM, INC., a California corporation, as "Lessee" (the "Lease"), and constitutes additional covenants and agreements thereto as set forth in the Lease, with the covenants agreements contained herein to prevail in the event of any conflicts between the covenants and agreements contained herein and those in the Lease.


I. THE FOLLOWING INSERTS ARE HEREBY INCORPORATED INTO THE LEASE WHERE INDICATED BY STARRED NUMERALS IN THE LEASE:

            A.          Insert *1

            Paragraph 3.3 - Delay in Possession. Add the following in line 7 of Paragraph 3.3 after "hereunder":

                        and any base rent prepared by Lessee, any costs paid to Lessor pursuant to Addendum "A" (including, without limitation, the security deposit, Lessee's deposits into the Tenant Improvement Account, the costs of these services to space planning, engineering, and architectural work incurred by Lessee in connection with the improvements that Lessee intends to make to the Premises) shall be refunded to Lessee and the Letter of Credit shall be terminated.

            B.          Insert *2

            Article 4. Rent.  Add the following paragraphs to Article 4:

                        4.2 Additional Rent. All charges payable by Lessee under the terms of this Lease in addition to Base Rent shall constitute additional rent ("Additional Rent") to Lessor. All remedies available to Lessor for nonpayment of rent shall be available for nonpayment of any Additional Rent. The term "rent" means Base Rent and Additional Rent. Unless this Lease provides otherwise, all Additional Rent shall be paid by Lessee within fifteen (15) days after Lessee's receipt of a statement from Lessor. This Lease is a "triple net" lease, and it is intended that the Base Rent payable hereunder shall be an absolutely net return to Lessor and that Lessee shall pay all costs and expenses relating to the Premises, unless otherwise expressly provided in this Lease. Additional Rent includes without limitation:
                        (a) Operating Expenses [see Paragraph 4.3]; (b) Maintenance and Repairs [see Article 7]; (c) Insurance [see Article 8]; (d) Real Property Taxes [see Article 10]; and (e) Utilities [see Article 11].

                        4.3         Operating Expenses.

                        (a) "OPERATING EXPENSES" shall include all expenses and costs of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership and operation of the Premises, including, but not limited to, the Premises, parking areas and surrounding property and supporting facilities, including, without limitation: (i) premiums for insurance maintained by Lessor pursuant to Article 8;
                        (ii) all structural and non-structural maintenance and repair (subject, however, to Lessor's warranties provided in Section 2.3 of the Lease), waste disposal, janitorial and service costs associated with Lessor's management of the parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, driveways, landscaped areas, striping, irrigation systems, outdoor lighting systems, exterior fire hydrants, fences and gates, and roof of the Premises;
                        (iii) a property management fee equal to 4% of the Base Rent ("Property Management Fee"); (iv) outside legal and accounting expenses; (v) all interior and exterior repairs, replacements and maintenance (excluding those paid for by proceeds of insurance or by Lessee directly); (vi) any capital improvement, replacement or repair which does not exceed an aggregate cost of $5,000 per item; (vii) subject to the limitations of Paragraph 18 of Addendum "A", the amortization of capital improvements, replacements or repairs which exceed an aggregate cost of $5,000 per item; (vii) all charges for utilities and similar services not separately metered by Lessee and used or consumed in the Premises; and (viii) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Premises. Operating Expenses do not include separately-metered utilities and services delivered to the Premises which costs are Lessee's sole responsibility as further defined in
                        Article 11.

                        (b) In any year after the first full year of the Term, the amount of Operating Expenses (excluding insurance, taxes, the Property Management Fee and capital improvements, repairs and replacements) shall not increase by more than five percent (5%) in any calendar year over the amount of Operating Expenses for the previous calendar year; provided, however, that in the event such Operating Expenses increase by more than five percent (5%) in any calendar year over the amount of Operating Expenses for the previous calendar year, Lessor may require Lessee to independently obtain a bid for the cost of comparable services for the Premises which is less than the five percent (5%) limit on Operating Expenses increases and, if Lessee is unable to obtain comparable services for the Premises at a cost which is less than the five percent (5%) limit on Operating Expenses increases, Lessee agrees to pay the amount by which the lowest bid for such comparable services exceeds the five percent (5%) limit on Operating Expenses increases. For example, if the cost of an item of Operating Expenses increases by 10% over the cost of such services for the previous calendar year, and Lessee is able to obtain a contract for comparable services at a cost equal to an 8% increase over the cost of such services for the previous calendar year, regardless of whether Lessor elects to contract for the comparable services, Lessee shall pay an 8% increase for such services as part of the Operating Expenses.

                        (c) The cost of any capital improvements, replacements and repairs reimbursed as Operating Expenses pursuant to the foregoing obligations shall be amortized on a straight-line basis (together with interest at the interest rate of ten percent (10%) per annum on the unamortized balance of such costs) over a period equal to the useful life of the item (as determined by reference to the vendor's or manufacturer's suggested useful life for such capital item or, where such reference does not exist, by reference to generally accepted accounting principals, consistently applied).

                        (d) Lessor, at Lessor's sole cost and expense, shall make an initial investment in general improvements to landscaping in an amount not less than One Thousand Dollars ($1,000) ("Initial Renovation Cost").

                        (e) Notwithstanding the provisions of this Paragraph 4.3, the following shall not be included within Operating Expenses: (i) any depreciation on the Premises; (ii) costs incurred due to Lessor's violation of any terms or conditions of this Lease or any other lease relating to the Premises; (iii) the Initial Renovation Cost; (iv) damage and repairs attributable to fire or other casualty; (v) damage and repairs covered under any insurance policy carried by Lessor in connection with the Premises; (vi) damage and repairs necessitated by the negligence or willful misconduct of Lessor or Lessor's employees, agents or contractors;
                        (vii) reserves for the repair, replacement or improvement of the Premises; (viii) all principal, interest, loan fees, and other carrying costs related to any mortgage or deed of trust and all rental and other payable due under any ground or underlying lease, unless such costs are directly attributable to Lessee's, its agents' or employees' activities in the Premises, or as a result of a Lessee's breach or default under this Lease; (ix) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants or other occupants in the Premises, improvements made for other tenants or other occupants of the Premises or incurred in improving, decorating, painting or redecorating vacant space for other tenants or other occupants of the Premises; (x) any costs, fines, or penalties incurred due to violations by Lessor or by any other tenant of the Premises (other than Lessee) of any governmental rule or authority, this Lease or any other lease of the Premises, or due to Lessor's negligence or willful misconduct; (xi) Landlord's costs of conforming the Premises to the requirements of the American with Disabilities Act and all regulations issued by the U.S. Attorney General or other authorized agencies under the authorization of the Americans with Disabilities Act (unless necessitated by Lessee's improvements or alterations to the Premises); (xii) costs of acquisition of sculpture or other objects of art for the Premises;
                        (xiii) Lessor's wages, salaries or other compensation, general corporate overhead and administrative expenses (all of which shall be paid through the Property Management Fee); (xiv) the cost of repairing any structural defects in the Premises and repairing any material defects in the design, materials or workmanship of the Premises, including, without limitation, the Building, which are disclosed to Lessor prior to December 31, 1996, in accordance with Section 2.2 of the Lease); (xv) any other expense, which under generally accepted accounting principles and practices, would not be considered a normal maintenance and operating expense. Lessor agrees to exercise care that there be no duplication of submittals of items of expense for which Lessee is obligated to pay Lessor under this Lease.

                        (f) Lessee shall have the option, upon reasonable advance written notice to Lessor, to separately contract at Lessee's sole cost and expense for any services applicable to all or any part of the Premises which can be conveniently done, without prejudice to Lessor, and which results in a cost savings to Lessee compared to the cost of Lessor's contract for similar services, and in such event, Lessee shall not be assessed for the cost of comparable services obtained directly by Lessee for the Premises. Notwithstanding the foregoing, Lessor shall be responsible for the management of services performed by Lessee's contractors pursuant to the foregoing right as consideration for the Property Management Fee.

                        (g) Any Operating Expenses attributable to a period which falls only partially within the Lease term shall be prorated between Lessor and Lessee so that Lessee shall pay only that proportion thereof which the part of such period within the Lease term bears to the entire period.

            C.          Insert *3

            Paragraph 5 - Security Deposit. Add the following at the end of Paragraph 5:

                        From and after the tenth (10th) day following the expiration or earlier termination of this Lease, the Security Deposit shall accrue interest at the rate set forth in Paragraph 19 of this Lease.

            D.          Insert *4

            Paragraph 6.1 - Use.  Add the following at the end of Paragraph 6.1:

                        In the event of any zoning change or change in any other land use law or ordinance (not procured or consented to by Lessee), which prevents Lessee from using the Premises for scientific research and development, Lessee shall have the right to terminate this Lease upon not less than one hundred twenty (120) days prior written notice to Lessor; provided, however, that if, before the expiration of said period, Lessor is able to cure the situation such that the Premises may be legally used for scientific research and development, this Lease shall remain in full force and effect. Lessee agrees to act in good faith to assist Lessor's efforts to cure the situation, as Lessor may reasonably request.

            E.          Insert *5

            Subparagraph 6.2(c) - Indemnification. Add the following at the end of Subparagraph 6.2(c):

                        Notwithstanding any other provision of this Lease, Lessor represents to the best of Lessor's actual knowledge that there are no Hazardous Substances, including but not limited to any solvents, metals, petroleum, lead-based paint, PCBs, or asbestos in, on, under or about the Premises. Notwithstanding this representation, Lessor shall indemnify and hold Lessee harmless against and from all liability and claims of any kind for loss or damage to Lessee, its employees or agents, and for expenses and fees of Lessee (including but not limited to costs, expenses and attorneys' fees), incurred, directly or indirectly, as a result of (1) the negligence, willful misconduct or breach of this Lease by any of Lessor, its agents, employees or contractors;
                        (2) the existence of Hazardous Substances in, on, under or about the Premises as of the commencement of this Lease; (3) any acts or omissions of Lessor, or other lessees (past or future), or their officers, employees, agents or subcontractors; and (4) any and all latent and patent defects in the materials, design and workmanship of the Premises of which Lessor receives actual knowledge on or before December 31, 1996.

            F.          Insert *6

            Paragraph 7.1 - Lessee's Obligations. In Paragraph 7.1, delete the remainder of the paragraph starting at the beginning of the third line, and replace with the following:

                        . . . keep the Premises in good order, condition and repair during the term of the Lease, subject to ordinary wear and tear and Paragraph 9 of the Lease, including without limitation: interior surfaces of walls and ceilings; wall and floor coverings; interior and exterior windows and plate glass; window coverings; doors; locks on closing devices; window casements and frames; all heating, ventilation and air conditioning systems and equipment, including leaks around ducts, pipes, vents and other parts of the system; all partitions, doors and door fixtures and hardware; periodic interior painting, as determined by Lessee; all fixtures and appurtenances including electrical, lighting, all plumbing and plumbing fixtures; all signs, awnings and canopies. Lessee shall maintain, at Lessee's expense, a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system (including leaks around ducts, pipes, vents, and other parts of the air conditioning) by a licensed heating and air conditioning contractor. It is the intention of Lessor and Lessee that Lessee shall maintain the interior of the Premises, at all times during the term of this Lease, in an attractive and fully operative condition, at Lessee's expense.

            G.          Insert *7

            Paragraph 7.2 - Lessor's Obligations. In Paragraph 7.2, delete the remainder of the paragraph following "Premises)" in line 3, and replace with the following:

                        and subject to Lessee's obligation to reimburse Lessor for the Operating Expenses pursuant to Article 4, Lessor shall repair and maintain the roof (excluding interior ceilings), the foundations, the structural and exterior portions of the Premises and any building in which the Premises are located, without limitation all of the following: exterior walls; loading docks; exterior sidewalks and walkways; landscaped areas and irrigation facilities; driveways and parking areas, including resurfacing, restriping and other repairs; periodic exterior painting, as determined by Lessor; and exterior lighting fixtures and appurtenances; provided, however, Lessee shall pay as Additional Rent any maintenance and repairs necessitated by active negligence, willful misconduct or breach of this Lease by Lessee, its agents, servants, employees or invitees, or caused by alterations, additions or improvements made by Tenant to the Premises. Except as hereinafter specifically provided, there shall be no abatement of rent, and no liability of Lessor, by reason of any injury to or interference with Lessee's business arising from the making of any repairs, alterations, or improvements to any portion of the building or the Premises. Lessor shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for more than five (5) consecutive business days after written notice of the need therefor has been given to Lessor by Lessee. If Lessor fails to perform Lessor's obligations under this paragraph 7.2, and such failure materially interferes with Lessee's use of the Premises and continues for more than five (5) consecutive business days after Lessee provides Lessor with notice of such failure (or such shorter period as may be reasonable due to the nature of such failure), Lessee may perform such obligations on Lessor's behalf, and if Lessee so elects, Lessor shall reimburse Lessee, upon demand, for the costs thereof (and any reasonable costs and fees associated with Lessee's collection of such costs). With the exception of the foregoing sentence, Tenant waives the right to make repairs at Lessor's expense under Section 1942 of the California Civil Code, or under any other law, statute, ordinance now or hereafter in effect.

            H.          Insert *8

            Subparagraph 7.4(b) - Removal. In the first line of subparagraph 7.4(b), insert between "may" and "require" the following:

                        (at the time Lessor gives its consent to the installation of such Lessee-Owned Alterations or Utility Installations)

            I.          Insert *9

            Subparagraph 7.4(c) - Surrender/Restoration. Add the following at the end of subparagraph 7.4.(c):

                        Any Trade Fixtures and Equipment purchased by Lessee and installed in the Premises, which Lessee intends to remove from the Premises upon the expiration or earlier termination of this Lease, shall be separately identified on a list ("Equipment List") to be compiled by Lessee and acknowledged by Lessor. The Lease shall be amended to incorporate the Equipment List upon its completion. The Trade Fixtures and Equipment on the Equipment List shall be and remain the sole property of Lessee. Said Fixtures and Equipment may be removed from the Premises by Lessee at any time during the term of this Lease.

            J.          Insert *10

            Subparagraph 8.2(b) - Carried By Lessor. Add the following at the end of subparagraph 8.2(b):

                        Within ten (10) days after the date of this Lease, Lessor shall provide Lessee with a certificate evidencing the existence in an amount of Lessor's liability insurance for the Premises. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessee. Lessor and Lessee agree that Lessor shall initially act as the Insuring Party; provided, however, that Lessee may, in its reasonable discretion and at any time, elect to become the Insuring Party upon ninety (90) days advance written notice to Lessor.

            K.          Insert *11

            Paragraph 8.6 - Waiver of Subrogation. Add the following at the end of paragraph 8.6:

                        Lessor and Lessee agree to have their respective insurance companies issuing insurance pursuant to this Lease, waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

            L.          Insert *12

            Subparagraph 9.6(a) - Abatement of Rent; Lessee's Remedies. Add the following at the end of subparagraph 9.6(a):

                        . . . , except for damages connected with Lessor's negligence, willful misconduct, or breach of this Lease.

            M.          Insert *13

            Subparagraph 9.6(b) - Abatement of Rent; Lessee's Remedies. Add the following at the end of subparagraph 9.6(b):

                        If Lessor reasonably determines that repairs will require more than one hundred eighty (180) days to complete, or if repairs are not substantially completed within one hundred eighty (180) days following the commencement thereof, Lessee may, at its option, terminate this Lease by giving at least thirty (30) days prior written notice to Lessor specifying the termination date. If, prior to the end of the initial term of the Lease, this Lease shall terminate because of Lessor's failure to repair or restore the Premises or because of event of condemnation under paragraph 14, then Lessor shall provide Lessee with funds equal to the unamortized portion of Lessee's contribution to the cost of the initial improvements (paid from the Tenant Improvement Account described in Addendum paragraph 7), which contribution shall be amortized on a straight-line basis at an interest rate of 10% over the initial term of the Lease.

            N.          Insert *14

            Paragraph 9.7 - Hazardous Substance Conditions. Add the following in line 7 of paragraph 9.7, at the end of the first sentence:

                        . . . In which event Lessor shall reimburse Lessee for Lessee's actual cost of moving Lessee's equipment and furnishings to Lessee's replacement Premises and Lessor waives the terms and conditions of Subparagraph 7.4(c).

            O.          Insert *15

            Paragraph 10.2 - Definition of "Real Property Taxes". Add the following at the end of paragraph 10.2:

                        Notwithstanding the foregoing, Real Property Taxes shall not include (a) inheritance, estate or franchise taxes imposed upon or assessed against the Premises, (b) taxes on the net income of the Lessor, and (c) taxes attributable to the first change in the ownership of the Premises during the term of the Lease.

            P.          Insert *16

            Paragraph 13.2 - Remedies. Add the following in line 6 of paragraph
13.2 after "cashier's check":

                        . . . ; provided, however, that Lessee shall not be required to make future payments by cashier's check if, no more than once in any calendar year, Lessee cures such Breach by providing Lessor with funds in the amount of the full payment due Lessor within twenty-four (24) hours following Lessee's receipt of Lessor's notice that a check given by Lessee has not been honored by the bank upon which it is drawn.

            Q.          Insert *17

            Paragraph 13.2(a) - Remedies. Add the following in line 9 of paragraph 13.2(a) after "Premises":

                        . . . to the condition required by subparagraph 7.4(c),
                        . . .

            R.          Insert *18

            Paragraph 14 - Condemnation. Add the following in line 6 of paragraph 14 after "possession":

                        . . . or Lessee may elect to continue this Lease with Base Rent abated in proportion to the adverse effect of the condemnation on Lessee's business in the Premises, as reasonably determined by Lessee.

            S.          Insert *19

            Paragraph 14 - Condemnation. Add the following in line 12 after "Lessee's Trade Fixtures":

                        . . . and any Lessee-Owned Alterations and/or Utility Installations which Lessee would be entitled to remove on expiration or earlier termination of this Lease.

            T.          Insert *20

            Paragraph 16 - Tenancy Statements. Add the following in line 4 of subparagraph 16.2 after "three (3) years":

                        . . . ; provided that Lessor acknowledges that Lessee's financial statements received prior to the date of this Lease are in such reasonably acceptable form.

            U.          Insert *21

            Paragraph 17 - Lessor's Liability. Add the following at the end of paragraph 17:

                        Notwithstanding the foregoing, a Lessor whose interest in this Lease or the Premises is foreclosed by a foreclosure or execution sale shall not be relieved of liability unless the party who acquires the Lessor's interest agrees to recognize Lessee's interest and rights in and under this Lease and not to disturb Lessee's possession hereunder so long as Lessee is not in default hereunder.

            V.          Insert *22

            Paragraph 21 - Rent Defined. Add the following in Paragraph 21 after "this Lease":

                        . . . (with the exception of unused portions of the Security Deposit and the Letter of Credit) . . .

            W.          Insert *23

            Paragraph 30.3 - Non-Disturbance. Add the following in line 2, after "assurance":

                        . . . in a form reasonably acceptable to Lessee . . .

            X.          Insert *24

            Paragraph 32 - Lessor's Access. Add the following at the end of paragraph 32:

                        Lessor shall not permit such activities to interfere with Lessee's (or any sublessee's) use of the Premises.

            Y.          Insert *25

            Paragraph 34 - Signs.  Add the following at the end of paragraph 34:

                        Lessee shall be entitled to install building and monument signs for the Premises as part of the proceeds of the Tenant Improvement Account and such signs shall be installed in conformance with all sign ordinances and regulations. All such signage shall be reviewed and approved by Lessor prior to manufacture and installation. Lessor's approval of signage shall not be unreasonably withheld.

II. THE FOLLOWING ADDENDA PARAGRAPHS 1 THROUGH 20 ARE HEREBY INCORPORATED INTO THE LEASE.



1. BASE RENT SCHEDULE (EXCLUSIVE OF T.I. ALLOWANCE): Lessee shall pay Base Rent for the rentable square footage of the Premises according to the schedule outlined below:

            Year 1:                             $0.70/sq ft/month/NNN
            Year 2:                             $0.70/sq ft/month/NNN
            Year 3:                             $0.75/sq ft/month/NNN
            Year 4:                             $0.80/sq ft/month/NNN
            Year 5:                             $0.83/sq ft/month/NNN
            Year 6:                             $0.86/sq ft/month/NNN
            Year 7:                             $0.90/sq ft/month/NNN
            Year 8:                             $0.94/sq ft/month/NNN
            Year 9:                             $0.98/sq ft/month/NNN
            Year 10:                            $1.02/sq ft/month/NNN

The Premises contain an interior space area of Thirty-Four Thousand Two Hundred Forty-Four (34,244) rentable square feet as shown on Exhibit "B" attached to the Lease and by this reference incorporated herein. Lessee may confirm the measurements of the rentable square footage of the Premises by measuring the Premises in accordance with BOMA standards ANSIZ65.1 - 1980 and, if Lessee disputes the Lessor's measurements, Lessee shall submit Lessee's measurements and dispute to Lessor within thirty (30) days after the Commencement Date. If Lessor and Lessee fail to agree on the measurement of the Premises within ten
(10) days, Lessor and Lessee shall resolve the dispute by submitting the dispute to a third party acceptable to Lessor and Lessee and familiar with BOMA standards, who shall measure the Premises and submit its calculation to Lessor and Lessee within ten (10) days. Any changes in square footage to the Premises shall be incorporated into this Lease by an amendment hereto entered into by the parties.

2. SECURITY DEPOSIT & PREPAID RENT: Upon the execution of the Lease, Lessee shall deposit with Lessor a security deposit in an amount equal to Sixty Five Thousand Dollars ($65,000.00)("Security Deposit"). During such portion of the Term as the Letter of Credit (as defined in Section 3 below) is available to the Lessor to cover Lessee's obligations under the Lease, the Security Deposit shall be held by Lessor in addition to Lessor's security deposit in the form of the Letter of Credit made by Lessee in favor of Lessor (as set forth below) and, collectively, the Security Deposit and the amount secured by the Letter of Credit shall constitute the "Security Deposit." Upon the expiration or earlier termination of the Letter of Credit (pursuant to the terms set forth below), such portion of the Security Deposit in excess of Thirty Two Thousand Five Hundred Dollars ($32,500.00) which has not been applied by Lessor to unpaid rent or other Lessee obligations under the Lease shall be refunded to Lessee. Commencing with the date of this Lease, that portion of the Security Deposit held by Lessor in the amount of Thirty Two Thousand Five Hundred Dollars ($32,500.00) shall be held in Lessor's deposit account with a financial institution acceptable to Lessee and shall accrue interest at the rate of five percent (5%) per annum, and all interest accrued on the Security Deposit shall be paid over to Lessee by Lessor within five (5) business days of the last day of each calendar year. So long as Lessor is a single asset entity with the Premises as its sole asset, Lessor may commingle the Security Deposit in its general deposit accounts. Upon sale or transfer of the Premises by Lessor, Lessor shall remain liable for the return of the unused portion of the Security Deposit unless Lessor transfers the Security Deposit to the transferee of the Premises and the transferee assumes, in writing, Lessor's Lease obligations. Lessor may, but shall not be required to, apply all or part of the Security Deposit and/or the Letter of Credit (by drawing upon the Letter of Credit and/or by using the amounts held by Lessor as the Security Deposit) to any unpaid rent or other charges due from Lessee or to cure any other defaults of Lessee. If Lessor uses any part of the cash portion of the Security Deposit for such purposes, Lessee shall deposit additional funds to restore the Security Deposit to its then-current amount within ten (10) days after Lessor's written request.

3. LETTER OF CREDIT. On or before the date on which Lessor funds its portion of the Tenant Improvement Account (as set forth below), Lessee shall provide Lessor with one or more letter(s) of credit (individually and, if more than one, collectively, the "Letter of Credit") in a form reasonably satisfactory to Lessor and in the aggregate amount of Three Hundred Twenty-Five Thousand Dollars ($325,000.00), payable pursuant to the terms and conditions set forth herein and issued by a California bank previously approved by Lessor. Lessor shall pay for the costs of the establishment and maintenance of the Letter of Credit, provided that such costs do not exceed one percent (1%) per annum of the then current value of the Letter of Credit. The Letter of Credit shall have an initial term of not less than twelve (12) months and shall be renewable for up to two (2) successive twelve (12) month periods; provided, however, that the aggregate amount of the Letter of Credit may be reduced to the following amounts on the following dates:

     First Lease Year                 $325,000.00
     Second Lease Year                $216,666.67
     Third Lease Year                 $108,333.33
     Fourth Lease Year                $      0.00

With the exception of the conditions for early termination of the Letter of Credit set forth below, the Letter of Credit shall be irrevocable, unconditional and payable upon demand upon presentation of Lessor's draft, accompanied by the original Letter of Credit together with a notarized statement, signed by an authorized trustee or officer of Lessor, stating that Lessor has the right to draw under the Letter of Credit. Partial draws shall be permitted. Lessor shall have the right to draw on the Letter of Credit in the event that: (a) Lessor applies all or part of the Security Deposit to any unpaid rent or other charges due from Lessee or to cure any other defaults of Lessee as set forth above; (b) Lessee is in default under the Lease after expiration of any grace period; or
(b) Lessee fails to renew the Letter of Credit, if required for the Letter of Credit to conform to the aggregate amount requirements set forth above, at least one (1) month prior to its expiration date.

                (a) Effect of Lessee Breach. Notwithstanding the foregoing schedule for reduction of the amount Letter of Credit, in the event of a Lessee Breach of this Lease which remains uncured for the applicable cure period set forth in the Lease, the amount secured by the Letter of Credit on the date of such uncured Breach shall not be reduced in accordance with the foregoing schedule, but shall continue as part of Lessee's Security Deposit until Lessee cures such Breach and the earlier of: (a) the expiration of the initial term of the Lease; or (b) Lessee achieves any of the Lessee financing criteria set forth in subparagraph 3(b) below.

                (b) Lessee Financing Milestones. Notwithstanding anything to the contrary in this Lease, the Letter of Credit shall be terminated by Lessor and Lessee, by written notice to the issuer of the Letter of Credit, and the original Letter of Credit shall returned to Lessee upon presentation of reasonable proof to Lessor, in writing and certified by Lessee's chief financial officer (or an officer of Lessee in similar capacity), of Lessee's satisfaction any of the following criteria for early termination of the Letter of Credit: (i) Lessee demonstrates a tangible net worth of $15 million or greater; (ii) Lessee demonstrates aggregate revenue of $3 million or greater for any twelve (12) consecutive months; or (iii) Lessee receives additional capital financing in an amount not less than Ten Million Dollars ($10,000,000.00), through venture capital sources, or other financing sources (but not including the "callable" portion of the capital funding which Lessee received in August 1995).

4. EARLY OCCUPANCY: Lessee may occupy that approximately 10,000 rentable square foot portion of the Premises designated by Lessee as the "Early Occupancy Space" on Exhibit "C" attached hereto, for the purpose of making improvements to the Premises and utilizing office space until the Commencement Date, immediately upon the later of (i) Lease execution and (ii) close of escrow for Lessor's purchase of the Premises from Campson Corp. All of the terms and conditions of the Lease shall apply during the term of such early occupancy, except that Lessee shall pay Base Rent (and reimburse Lessor's NNN expenses) for the Early Occupancy Space only commencing on the later of (i) the date of Lessee's actual occupancy of the Early Occupancy Space and (ii) January 1, 1996.

5. ENVIRONMENTAL ASSESSMENT. Prior to Lessee's occupancy of the Premises, Lessor shall conduct an "Entrance Assessment," consisting of a Phase I Environmental Assessment and such other tests as are listed on the "Assessment Criteria" attached hereto as Addendum B, by an environmental consultant reasonably acceptable to Lessee. Lessee shall receive a copy of the report(s) of the Lessee's Entrance Assessment, and said report(s) shall be deemed to be the baseline physical condition of the Premises upon Lessee's occupancy. The cost of the Lessee's Entrance Assessment shall be paid by Lessor. Prior to Lessee's surrender of the Premises, Lessee shall conduct an "Exit Assessment," consisting of a Phase I Environmental Assessment and such other tests as are listed on the Assessment Criteria attached hereto as Addendum B, by an environmental consultant reasonably acceptable to Lessor. Lessor shall receive a copy of the report(s) of the Lessee's Exit Assessment, and said report(s) shall be deemed the physical condition of the Premises upon Lessee's surrender of the Premises. The cost of the Lessee's Exit Assessment shall be paid by Lessee. Lessee's Entrance and Exit Assessments shall be performed by an independent environmental consultant with expertise in performing environmental analyses of biotechnology laboratory and manufacturing facilities. In the event that the Exit Assessment indicates contamination of the Premises resulting from Lessee's occupancy and/or use of the Premises, Lessee shall take such action as may be reasonable under the circumstances to restore the Premises to the condition evidenced by the Entrance Assessment.

6. TENANT IMPROVEMENT ACCOUNT: On or before January 15, 1996, Lessor shall provide Lessee with written proof, reasonably acceptable to Lessee, of a funding commitment from a lender reasonably acceptable to Lessee for a loan in the amount of Lessor's deposit into the Tenant Improvement Account ("Funding Commitment"). On or before February 20, 1996, Lessor and Lessee shall each deposit cash in the amount of Six Hundred Fifty Thousand and no/100 Dollars ($650,000) into one or more escrow accounts totalling $1,300,000 (collectively, the "Tenant Improvement Account") with one or more escrow holders reasonably acceptable to both parties (collectively, the "Escrow Holder"). The Tenant Improvement Account shall be held by the Escrow Holder for distribution pursuant to the terms of this Lease, including, without limitation, the Work Letter. The Tenant Improvement Account shall be used to pay for Lessee's improvements to the Premises ("Tenant Improvements") in accordance with that certain Work Letter Agreement attached hereto as

Exhibit "D". Any unused portion of the Tenant Improvement Account shall be returned equally to both Lessor and Lessee and interest accruing on such deposited funds will accrue to the benefit of both Lessor and Lessee. Lessee shall submit plans and specifications to Lessor for such improvements and shall complete such improvements in accordance with the Work Letter Agreement. All of the funds provided by Lessor which are utilized by Lessee shall be repaid by Lessee over the entire term of the Lease, amortized on a straight-line basis at an interest rate of 10% per annum, payable monthly ("Lessor Reimbursement"). Base Rent, according to the terms of the Lease, shall mean the rent schedule outlined in Section 1 above, together with the monthly payment of the amortized Lessor Reimbursement. For example, if 100% of the $650,000 contributed by Lessor is utilized by Lessee, the Base Rent shall be equal to the Base Rent amount set forth in Section 1 above, plus $0.25/sq. ft./month.

7. EXISTING IMPROVEMENTS: The Premises will include the existing improvements, furnishings and equipment left in the Building by the prior lessee (Quidel) ("Existing Improvements"). Lessor agrees, at Lessor's cost and expense, to pay any costs associated with acquiring such Existing Improvements from Quidel, up to a maximum of $30,000.00. If the cost of such Existing Improvements exceeds $30,000, the overage shall be paid from the Tenant Improvement Account, provided that Lessor first obtains Lessee's written approval of such additional expense. In no event shall the amount paid from the Tenant Improvement Account for the Existing Improvements exceed $20,000.00. Any costs of the Existing Improvements exceeding $50,000 shall be Lessor's sole expense.

8. TRANSFER TO AFFILIATE PERMITTED. Any provision in this Lease to the contrary notwithstanding, Lessor's consent shall not be required for a Transfer to any person or entity who controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee or to any person or legal entity which acquires all the assets of Lessee as a going concern of the business being conducted on the Premises (each of the foregoing is hereinafter referred to as a "Lessee Affiliate"); provided that before such assignment shall be effective, (a) said Lessee Affiliate shall assume, in full, the obligations of Lessee under this Lease, (b) Lessor shall be given written notice of such assignment and assumption and (c) the use of the Premises by the Lessee Affiliate shall be as set forth in Paragraph 1.8. For purposes of this paragraph, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. Lessor's entitlements to profits resulting from a sublease of the premises set forth in Section 11 below shall not apply to a sublease by Lessee to a Lessee Affiliate.

9. SUBLETTING: Lessee may sublease a portion or all of the Premises throughout the initial term of the lease with Lessor's prior written approval, which approval shall not be unreasonably withheld. Any net profits resulting from such sublease shall be shared equally by Lessor and Lessee (profits shall be the net cash benefit of the sublease, taking into account all costs that may apply including leasing commissions, improvements, rental abatements, etc.). Lessee may not, without obtaining Lessor's written approval which may be withheld in Lessor's sole discretion, sublease the Premises for a duration beyond the termination date of the initial term of the lease.

10. OPTION TO EXTEND. Lessee shall have three (3) consecutive options to extend the Term of this Lease for one (1) additional period of five (5) years each (each of such options are referred to herein individually as a "Premises Option"). The period of each of the Premises Options is referred to herein individually as an "Option Term". Lessee shall have no right or interest to exercise the Premises Option unless, not later than two hundred seventy (270) days prior to the end of the then-current Term or Option Term, Lessee provides Lessor with (a) written notice of its exercise of the Premises Option (the "Extension Notice"). Base Rent payable during the first year of each Option Term shall be an amount equal to ninety-five percent (95%) of "Market Rent" (as defined in subparagraph (a) below), on the date of the Extension Notice. All of the terms, covenants, conditions, provisions and agreements of the Lease shall apply to the Option Term. Annual Base Rent after the first year of each Option Term shall be as set forth in subparagraph (c) below. Time is of the essence with respect to Lessee's exercise of each of the Premises Options.

                (a) MARKET RENT. As used herein, "Market Rent" shall mean the price that a ready and willing tenant would pay, at commencement of the Option Term, as monthly base rent to a ready and willing landlord if such office space were offered for lease on the open market for a reasonable period of time and be the sum of the fair market monthly rental rate per rentable square foot multiplied by the Rentable Area of the Premises determined as follows: (a) as mutually agreed by Lessor and Lessee within ten (10) days of Lessor's delivery to Lessee of Lessor's opinion of the Market Rent for the first year of the Option Term ("Lessor Rent Notice")(which shall be delivered to Lessee within ten
(10) days of receipt of Lessee's written Extension Notice); or (b) in the event that Lessor and Lessee are unable to so agree within such ten (10) day period, the Market Rent shall be determined by concurrent appraisals pursuant to subparagraph (b) below. The Market Rent shall be determined by considering (i) the highest and best use of the Premises, (ii) the duration of the Option Term,
(iii) the quality and prestige of the Premises (as then improved and maintained as required by the terms and conditions of this Lease), (iv) recent monthly rental rates for buildings of similar size and location, (v) anticipated CPI Index changes from the date of the Market Rent determination to the date of the actual Option Term Commencement; (vi) all other relevant terms and conditions of this Lease.

                (b) MARKET RENT APPRAISAL PROCEDURE.

                    (i) If Lessee rejects the Market Rent proposed by Lessor in Lessor's Rent Notice, Lessor and Lessee shall attempt to agree in good faith upon a single appraiser not later than five (5) days after the Lessor receives notice of Lessee's rejection of Lessor's proposed Market Rent ("Lessee's Rejection Notice"), which date of receipt shall be within ten (10) days of Lessor's delivery of Lessor's Rent Notice. If Lessor and Lessee are unable to agree upon a single appraiser within such time period, then Lessor and Lessee shall each appoint one appraiser not later than ten (10) days after Lessor's receipt of Lessee's Rejection Notice. Within five (5) days thereafter, the two appointed appraisers shall appoint a third appraiser. Lessor and Lessee shall instruct the appraiser(s) to complete the determination of the Market Rent not later than fifteen (15) days after all appraisers have been appointed.



                    (ii) If either Lessor or Lessee fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Market Rent of the Premises for the first year of the Option Term. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the Market Rent of the Premises for the first year of the Option Term.



                    (iii) Lessor and Lessee shall each bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser, if applicable. All appraisers so designated herein shall have at least five (5) years' experience in the appraisal of similar office buildings in the San Diego area and shall be members of professional organizations such as MAI or equivalent.

                    (iv) If a single appraiser is chosen, then such appraiser shall determine the Market Rent of the Premises for the first year of the Option Term. Otherwise, the Market Rent of the Premises for the first year of the Option Term shall be the arithmetic average of (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded.

            11. OPTION TERM ESCALATION. During the Option Term, Base Rent shall be subject to an annual increase, effective as of each anniversary of the Term Commencement Date ("Adjustment Date"), to reflect any increase in the cost of living, in accordance with the "Index" (as hereinafter defined), using as the "Base Month" (Base Index) the month ninety (90) days prior to the date which is one year prior to the applicable Adjustment Date, and using as the "Comparison Month" (Comparison Index) the month ninety (90) days prior to the applicable Adjustment Date. As of each Adjustment Date, the Base Rent payable during the ensuing twelve (12) month period shall be determined by increasing the initial Base Rent by a percentage equal to the percentage increase, if any, in the Comparison Index over the Base Index; provided, however, that in no event shall the Base Rent payable in any year of an Option Term be less than Base rent for the immediately preceding year of the Option Term. When the Base Rent payable as of each Adjustment Date is determined, Lessor shall promptly give Lessee written notice of such adjusted Base Rent and the manner in which it was computed. The Base Rent as so adjusted from time to time shall be the "Base Rent" for all purposes under this Lease. As used herein, the term "Index" means the Consumer Price Index for all Urban Consumers (Los Angeles-Anaheim-Riverside Area; base reference period 1982-84 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics (or, in the event the Index is not issued by the Bureau of Labor Statistics, such replacement Consumer Price Index as Lessor may reasonably determine).

12. RIGHT OF FIRST OFFER. If, at some time during the term of this Lease, Landlord shall desire to sell all or any part of the Premises, Landlord shall deliver to Tenant written notice of Landlord's intention to sell and, for a period of sixty (60) days following delivery of the notice, Landlord shall negotiate in good faith solely with Tenant for the sale of the Premises. If, at the expiration of the sixty (60) day period, Landlord and Tenant have not executed a mutually acceptable written agreement pertaining to the sale of the Premises, then Landlord shall thereafter be free to negotiate with any other person or entity for the sale or exchange of the Premises on whatever terms and conditions Landlord may choose. If Landlord shall fail to provide to Tenant the notice of intention to sell the Premises prior to the date Landlord executes an irrevocable purchase agreement with another person or entity for the sale of the Premises, Tenant shall not have any right, claim or action against the buyer and/or the Premises. The right of first offer shall only be effective one (1) time and, following the expiration of the sixty (60) day period without a contract being signed by Landlord and Tenant, the right of first offer shall expire and be of no further force or effect.

13. EARLY TERMINATION. Lessee shall have a one time right to terminate this Lease as of the first day of the seventy-second (72nd) month of the Lease Term if Lessee wishes to exercises its right to terminate this Lease pursuant to this Section, Lessee shall provide written notice to Lessor at least nine (9) months prior to the effective date of the termination. If Lessee fails to deliver to Lessor its notice of exercise of its right of termination within the prescribed time period, such right of termination shall lapse, and there shall be no further right to terminate the Lease Term.

14. DISCLOSURE: Lee M. Chesnut, Co-Trustee of The Chesnut Family Trust, which is the sole shareholder of Lessor, is a licensed real estate broker in the state of California, acting in the capacity of a principal in this transaction.

15. BROKERS: CombiChem, Inc., herein described as Lessee is not currently represented by a real estate brokerage company but was earlier represented by Mr. Jeff Abramson of Business Real Estate. However, the relationship with Mr. Abramson was terminated by written notice. Campson Corporation, herein described as Lessor is exclusively represented by David Odmark of Business Real

Estate Brokerage Company and no other parties. Commissions shall be paid by Lessor according to separate agreement.

16. AMERICANS WITH DISABILITIES ACT: Subject to the limitations on the time for delivery of notice of non-compliance of the Premises with applicable laws as set forth in Section 2.3 of the Lease, Lessor warrants that the offices rooms buildings, structures, and adjacent property owned by lessor, including all parking lots, walkways, entrances, hallways and other public spaces, elevators, and other devices or pathways for ingress and exit to the leased property, that might be used by customers, clients, invitees of Lessee and the general public, conform to all the requirements of the American with Disabilities Act and all regulations issued by the U.S. Attorney General or other authorized agencies under the authorization of the Americans with Disabilities Act. The Lessor promises to reimburse and indemnify and defend the Lessee for any expenses incurred because of the failure of the leased premises and adjacently owned property to conform with the above cited law and regulations, including the costs of making any alterations, renovations, or accommodations required by the American with Disabilities Act, or any governmental enforcement agency, or any court, any and all fines, civil penalties, and damages awarded against the Lessee resulting from violations of the above cited law and regulations, and all reasonable legal expenses incurred in defending claims made under the above cited law and regulations, including reasonable attorney's fees.

17. CAPITAL REPAIRS/RENOVATION EXPENSES: Lessor shall seek the concurrence/approval of Lessee (such concurrence/approval shall not be unreasonably withheld) prior to incurring large capital repair/renovation costs (i.e. re-roofing, parking lot resurfacing, painting) which would be reimbursable by Lessee according to the provisions of the Lease. For purposes of this paragraph, it shall not be unreasonable for Lessee to disapprove any capital repair/renovation costs that: (a) do not result in a reduction of Lessee's costs of maintaining the Premises; (b) are not required to keep the Premises, and every part thereof, in good order, condition and repair; (c) are not required due to equipment failure or expiration of the useful life of a capital item (as determined by reference to the vendor's or manufacturer's suggested useful life for such capital item or, where such reference does not exist, by reference to generally accepted accounting principals, consistently applied); or (d) are capital costs not normally payable by tenants of as tenant costs under leases of comparable premises in the San Diego metropolitan area. All work requiring Lessee's approval shall be performed only by contractors and subcontractors approved by Lessee in its reasonable discretion in a process by which the Lessor shall solicit bids from at least three (3) sources and will select the lowest-bid vendor/contractor unless in Lessor's reasonable discretion, such lowest-bidder vendor/contractor does not meet reasonable standards established by Lessor as to reputation, responsiveness, directly relevant experience, knowledge and/or personnel qualifications.

18. LESSEE'S AUDIT RIGHTS. At any time within twelve (12) months of Lessee's receipt of any statement from Lessor relating to Lessor's reimbursable expenses, Lessor shall furnish Lessee following Lessee's written request therefor, but no more than twice in any calendar year, including invoices and other source documents relating to such reimbursable expenses. The audit shall be conducted by a certified public accountant selected by Lessee. Such audit shall be limited to the items necessary to a determination of the applicable reimbursable expenses. In any event, if it is determined that Lessee was overcharged by more than two percent (2%), such overcharge shall entitle Lessee to credit against its next payment of Lessor's reimbursable expenses the amount of the overcharge and the costs associated with the audit (and, if such credit occurs following the expiration of the Term, Lessor shall promptly pay the amount of such credit to Lessee). If the audit determines that the Lessee was overcharged less than two percent (2%), such overcharge shall entitle Lessee to credit against its next payment of Lessor's reimbursable expenses the amount of the overcharge and Lessee shall pay for all costs associated with the audit. If the audit shall determine that Lessee was undercharged for the Lessor's reimbursable expenses, Lessee shall promptly pay the amount of such undercharge to Lessor and Lessee shall pay for all costs associated with the audit.


                [Remainder of This Page Intentionally Left Blank]

                         [SIGNATURE PAGE TO ADDENDUM A]


                               AGREED AND ACCEPTED


LESSOR:                                                         LESSEE:

CAMPSON CORPORATION, a California                   COMBICHEM, INC., a California
corporation                                         corporation


/s/ Lee M. Chestnut                                 /s/ Gail Erwin
------------------------------------------          ------------------------------------------

By:  Lee M. Chestnut                                By:  Gail Erwin
  ----------------------------------------            ----------------------------------------

Title: President                                    Title:  Controller
     -------------------------------------               -------------------------------------

Date Signed: 12-27-95                               Date Signed: 12/27/95
           -------------------------------                     -------------------------------

                                  ADDENDUM "B"

                        ENTRANCE/EXIT ASSESSMENT CRITERIA

            I. The Phase I Environmental Site Assessment prepared by SEACOR, and dated August 30, 1994, shall be updated by Lessor as part of the "Entrance Assessment," which shall be prepared by a consultant other than SEACOR. The updated Phase I Assessment shall be consistent with the American Society for Testing Materials (ASTM) Standard E-1527 and shall, by its terms, allow the following parties to rely upon its conclusions: Campson Corporation and CombiChem, Inc.

            II. For purposes of compliance with the requirements of Section 6 of the Addendum "A" to the Lease, the term "Assessment Criteria" with respect to the Premises shall refer to, and include, the following studies and assessments:

            A. The following additional assessments, inspections and monitoring plans:

                    1. Interior Site Assessment consisting of a visual inspection of all surfaces (floors, walls, ceiling tiles, benches, interior of cabinets and fume hoods) for signs of contamination and deterioration. Visual inspection of all bench and hood sinks and readily accessible drain lines for signs of deterioration, loss of integrity and leakage. The Interior Site Assessment shall include detailed written documentation of all observations and dated photos to document the existing condition thereof.

                    2. Wastewater Collection System Assessment consisting of a flush and clean-out of all discharge piping and traps with observation of effluent during the clean-out. Videotaping of the Wastewater Collection System shall be required along with a written report for each ten foot (10') piping segment.

                    3. In order to verify that there is no contamination of the laboratory hoods and exhaust system, an inspection shall be made consisting of an inspection of the laboratory hoods and exhaust system with detailed documentation of all observances, including without limitation, observed solids, liquids, odors or Hazardous Materials entrapment. Such inspection shall include inspection of the roof area to determine the existence of any deterioration from condensation of hazardous materials in the exhaust system.

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PREMISES

PARCEL 1:

LOT 4 OF MIRAMAR POINT INDUSTRIAL PARK UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 10055, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, ON APRIL 8, 1981.

PARCEL 2:

AN EASEMENT FOR THE JOINT PURPOSES OF INGRESS AND EGRESS OVER AND ACROSS THE EASTERLY 75 FEET OF THE SOUTHERLY 20 FEET OF LOT 3 OF MIRAMAR POINT INDUSTRIAL PARK UNIT NO. 2, AS FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, ON APRIL 8, 1981.

SAID EASEMENT IS APPURTENANT TO AND FOR THE BENEFIT OF LOT 4 OF MIRAMAR POINT INDUSTRIAL PARK UNIT NO. 2, ON SAID MAP 10055.

                                   EXHIBIT "B"

                               PREMISES FLOOR PLAN

                               Floor Plan Diagram

                                   EXHIBIT "C"

                              EARLY OCCUPANCY SPACE

                                    Diagram

                                   EXHIBIT "D"

                              WORK LETTER AGREEMENT

            This Work Letter Agreement ("Work Letter") supplements that certain STANDARD INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE -- NET, dated December 22, 1995, made by and between CAMPSON CORPORATION, a California corporation, as "Lessor," and COMBICHEM, INC., a California corporation, as "Lessee" (the "Lease"), covering certain premises described in the Lease (the "Premises"). All terms not defined herein shall have the same meaning as set forth in the Lease. All notices required to be given hereunder shall be delivered in accordance with the requirements for notice set forth in the Lease.

1. Construction of Improvements. Lessee shall furnish and install within the Premises those items shown on the plans, drawings and specifications finally approved by Lessor and Lessee pursuant to Paragraph 2 below (the "Improvements") in compliance with all applicable codes, laws and regulations. In making or allowing to be made the work of the Improvements, Lessee shall comply with all of the insurance requirements of the Lease.

2. Construction Plans for Premises. Final plans and drawings required by this Work Letter shall be prepared by Lessee subject to Lessor's review and approval, which approval shall not be unreasonably withheld.

            2.1 Cost of Planning Services. The cost of the space planning, architectural and engineering services (including "value engineering" services) relating to the preparation of the Preliminary Plans and "Final Plans" (as defined below), which shall be prepared by a "Space Planner" selected by Lessee, shall be included in the cost the Improvements to be incurred by Lessee subject to reimbursement by Lessor up to the amount of the Tenant Improvement Account (as defined below).

            2.2 Preparation of Final Plans. Lessee shall have prepared complete architectural plans, drawings and specifications and complete engineering, mechanical, structural and electrical working drawings for all of the Improvements for the Premises (collectively, the "Final Plans"), showing: (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the Building shell, existing systems or equipment and/or within common areas; and (c) all other specifications for the Improvements. Lessor and Lessee shall make all reasonable efforts to reduce the costs of the Improvements to less than the Tenant Improvement Account described in Subparagraph 3.1, below. Lessee may select different materials of equal or greater value in place of Lessor's standard building materials provided such selection is indicated on the Final Plans. The Final Plans shall be submitted to Lessor for Lessor's reasonable approval. The cost of preparing or revising the Final Plans, after Lessor's approval of such Final Plans, shall be included in the cost of Improvements. Within two (2) business days after delivery of the Final Plans, Lessor shall deliver notice to Lessee of approval or reasonable disapproval of the Final Plans. The failure of Lessor to deliver notice of disapproval within two (2) business days shall be deemed to be a Lessor Delay. The failure of Lessor to deliver notice of disapproval within five (5) business days shall be deemed to be Lessor's approval. If Lessor reasonably disapproves of any portion of such Final Plans, Lessor shall specify the reason for its disapproval, and the parties shall meet within two (2) business days of Lessor's delivery of notice of Lessor's disapproval in order to reach agreement on the Final Plans. The failure of Lessor to meet with Lessee within two (2) business days shall be deemed to be a Lessor Delay. The failure of Lessor to meet with Lessee within five (5) business days shall be deemed to be Lessor's approval. Based upon such agreement, Lessee shall cause the Space Planner to redesign the Final Plans, incorporating those reasonable revisions required by Lessor.

            2.3 Changes or Additions to Final Plans. Lessee shall have the right from time to time to submit requests to Lessor for changes or additions to the Final Plans ("Change Order"), the cost of which shall be calculated by Lessee's Contractor (as defined below). If Lessor approves any such Change Order, the Final Plans shall be revised and, to the extent that such Change Order results in a cost to Lessee in excess of the Improvement Account set forth in Subparagraph 3.1 below, Lessee shall pay for the cost of such Change Order. Any Change Order which results in a cost savings to Lessee shall be credited to the Tenant Improvement Account set forth in Subparagraph 3.1 below.

3.          Allowance for Improvements.

            3.1 Tenant Improvement Account. Lessor and Lessee agree to pay for the "Work Costs" of the Improvements (as defined in Paragraph 5) up to the sum of One Million Three Hundred Thousand Dollars ($1,300,000.00) ("Tenant Improvement Account"). The Work Costs shall be paid directly to Lessee by the escrow holder(s) of the Tenant Improvement Account ("Escrow Holder"), upon Escrow Holder's receipt from Lessee of a certified invoice from the relevant contractor(s) for the Work Costs attributable to the Tenant Improvement Account as follows: one-half (1/2) of each invoice amount shall be paid from Lessee's deposit into the Tenant Improvement Account; and one-half (1/2) of each invoice amount shall be paid from Lessor's deposit into the Tenant Improvement Account; provided, however, if, for any reason funds are not available from either Lessor's or Lessee's portion of the Tenant Improvement Account at the time an invoice is received, Escrow Holder shall pay one-half (1/2) of the invoice amount from the Tenant Improvement Account and one-half (1/2) of the invoice amount shall be paid directly by the party who has not deposited sufficient funds into the Tenant Improvement Account. Lessee shall be solely responsible for the cost of any Improvements in excess of the amount of the Tenant Improvement Account. All items of Improvements, whether or not the cost thereof is covered by the Tenant Improvement Account, shall become the property of Lessor upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term of this Lease, except as otherwise provided in the Lease.

            3.2 Preparation of Work Cost Estimate. After Lessor's approval of the Final Plans, Lessee shall submit to Lessor a detailed written estimate of the total Work Costs (as defined in Paragraph 5) covered by the final Plans ("Work Cost Estimate"). Within two (2) business days after delivery of the Work Cost Estimate, Lessor shall deliver notice of approval or reasonable disapproval of the Work Cost Estimate. The failure of Lessor to deliver notice of disapproval within two (2) business days shall be deemed to be a Lessor Delay. The failure of Lessor to deliver notice of disapproval within five (5) business days shall be deemed to be Lessor's approval of the Work Cost Estimate. If Lessor reasonably disapproves the Work Cost Estimate, Lessor shall notify Lessee of such disapproval within such 5-day period and the parties shall immediately meet in order to revise the Work Cost Estimate to an amount which is acceptable to Lessor.

4. Construction of Improvements. Following Lessor's approval of the Final Plans and the Work Cost Estimate as provided herein, Lessee shall commence and diligently proceed to have constructed the Improvements in a good and workmanlike manner, subject only to Lessor Delays.

5. Work Costs. "Work Costs" means: (a) the reasonable cost of space planning, architectural and engineering (including "value engineering") services, including, but not limited to reimbursable costs; (b) costs of permits, fees and taxes (exclusive of real property taxes); (c) testing and inspecting costs; (d) the actual costs and charges for material and labor, including, without limitation, reasonable overtime; (e) Lessee's Contractor's fee for profit, overhead and general conditions (including elevators, parking, utilities, insurance, construction supervision, trash removal and clean-up) which shall in no event exceed ten percent (10%) of the hard costs of construction and (f) the cost of Lessee's signs on the Building and monument signs on the Premises, in the event Lessee elects to erect such signs.

6.          Commencement Date and Substantial Completion.

            6.1 Substantial Completion; Punch-List. Lessee shall select a contractor to construct the Improvements ("Lessee's Contractor"), subject to Lessor's approval, which shall not be unreasonably withheld. Lessee's Contractor shall be responsible for the construction of the Improvements substantially in accordance with the approved Final Plans. The Improvements shall be deemed to be "Substantially Completed", and "Substantial Completion" shall be deemed to occur when Lessee's Contractor certifies in writing to Lessor and Lessee that (a) Lessee has reasonable access to the Premises; (b) Lessee's Contractor has substantially performed all of the Improvements work required to be performed under this Work Letter, other than decoration and minor "punch list" items and adjustments which do not materially interfere with Lessee's access to or use of the Premises; and (c) Lessee's Contractor or Lessee has obtained a temporary certificate of occupancy or other required approval from the local governmental authority permitting occupancy of the Premises. Lessee's Contractor shall guaranty all work and Improvements for one (1) year from the earlier of the Term Commencement Date or the commencement of the warranty for those items covered by manufacturer's or vendor's warranties and, to the extent possible, shall assign all warranties to Lessee.

            6.2 Commencement Date. The Term of the Lease shall commence as provided in Section 3.1 of the Lease. The Commencement Date shall only be extended for Lessor Delays (as defined in Paragraph 8).

If there are Lessor Delays, the Term Commencement Date shall be the Term Commencement Date set forth in the Lease extended for a period equal to the period of any delays encountered by Lessee affecting Lessee's construction of the Improvements because of any Lessor Delays. In no event, however, shall the Term commence prior to June 1, 1996, unless otherwise agreed to in writing by Lessor and Lessee.

7. Lessor Delays. For purposes of this Work Letter, "Lessor Delays" shall mean any delay in substantial completion of the Improvements resulting from any or all of the following:

                (a) Lessor's failure to timely approve or disapprove the Final Plans as set forth in Subparagraph 2.2 of this Work Letter;

                (b) Lessor's failure to timely meet with Lessee to approve the Final Plans as set forth in Subparagraph 2.2 of this Work Letter;

                (c) Lessor's failure to timely approve or disapprove the Work Cost Estimate as set forth in Subparagraph 3.2 of this Work Letter; and

                (d) Delays caused by failure of the Premises and the adjacent property owned by Lessor, including all parking lots, walkways, entrances, hallways and other public spaces, elevators, and other devices or pathways for ingress and exit to the Premises, that might be used by customers, clients, invitees of Lessee and the general public, to conform to all the requirements of the American with Disabilities Act and all regulations issued by the U.S. Attorney General or other authorized agencies under the authorization of the Americans with Disabilities Act, as of the date of the Lease.

            With respect to the Lessor Delays described above, no Lessor Delay shall be deemed to have occurred unless Lessee has given notice to Lessor by personal hand delivery, by overnight delivery service such as Federal Express, or by facsimile (confirmed by mail) of the event, act or occurrence constituting such a Lessor Delay.

8.          Arbitration.

            8.1 Dispute Resolution. If any dispute arises in connection with this Work Letter, such dispute shall be resolved in accordance with this Article. Such dispute shall be determined by a panel consisting of one representative of Lessor, one of Lessee's construction representatives (or another party designated by Lessee), and a third party with extensive development and construction experience in the construction of commercial office space in the San Diego County area selected in accordance with Subparagraph 8.3 of this Work Letter ("Construction Panel").

            8.2 Notice. All disputes to be determined in accordance with this Paragraph 8 shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by paragraph number and title to the provision of this Work Letter alleged to give rise to the dispute. Such notice shall also refer to this Paragraph 8.

            8.3 Selection of Third Party/Costs. Lessor and Lessee shall mutually and promptly select a third party who meets the qualifications set forth in Subparagraph 8.1 of this Work Letter. In the event a selection is not made within two (2) days after demand for resolution is made, the third party shall, upon the request of either party, be appointed by the then-president of the Association of General Contractors of San Diego County. All proceedings contemplated by this Paragraph 8 shall take place at the locations for all job-site meetings, unless the Construction Panel mutually agrees to another location. The cost for the third party's services shall be paid by the non-prevailing party, unless the Construction Panel determines otherwise.

            8.4 Interpretation and Resolution. In determining any dispute, the Construction Panel shall apply the pertinent provisions of this Work Letter (and the Lease, if applicable) without departure therefrom in any respect. The Construction Panel shall not have the power to add to, modify or change any of the provisions of this Work Letter, but this provision shall not prevent in any appropriate case the interpretation, construction and determination by the Construction Panel of the applicable provisions of this Work Letter to the extent necessary in applying the same to the matters to be determined by the Construction Panel. As part of resolving a dispute, the Construction Panel shall determine the days of delay in completing Improvements which directly result from the dispute being considered by the Construction Panel, if any. The days of delay shall be designated as either Lessee Delays, Lessor Delays or Unavoidable
Delays or any combination of these three delays, as determined by the Constructions Panel.

            8.5 Continued Performance. During any proceedings pursuant to this Paragraph 8, Lessor and Lessee shall, to the extent possible, continue to perform and discharge all of their respective obligations under this Work Letter and the Lease.

            8.6 Binding Resolution. The Construction Panel shall meet within two
(2) days of the third party being selected as a member of the Construction Panel and the Construction Panel shall thereafter resolve the issue in dispute within two (2) business days, unless it is mutually agreed among the Construction Panel members that additional times is necessary to resolve the dispute, but in no event shall such additional time exceed five (5) business days. Lessor and Lessee agree that time and strict punctual performance are of the essence with respect to each provision of this Work Letter and that any and all decisions of the Construction Panel as to the matter in dispute shall be binding upon both Lessor and Lessee.

9. Liens. Lessee shall indemnify and hold Lessor harmless from any mechanic's, materialmen's or other liens filed against all or any part of the Premises, by reason of or in connection with the construction of the Improvements or other work contracted for or undertaken by Lessee pursuant to this Work Letter. Lessee shall at Lessor's request, provide Lessor with enforceable, conditional and final lien releases (and other evidence reasonably requested by Lessor to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Lessor shall have the right at all reasonable times to post on the Premises and record any notices of nonresponsibility which it deems necessary for protection from such liens. If any such liens are filed, Lessee shall, at its sole cost, promptly cause such lien to be released of record or bonded so that it no longer affects title to the Project or the Premises. If Lessee fails to cause such lien to be so released or bonded within ten (10) days after Lessee's receipt of notice thereof, such failure shall be deemed an Event of Default by Lessee under the Lease, and Lessor may, without waiving its rights and remedies based on such default, and without releasing Lessee from any of its obligations under the Lease, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Lessee shall pay to Lessor within five (5) days after receipt of invoice from Lessor, any sum paid by Lessor to remove such liens, together with interest at the rate set forth in paragraph 19 of the Lease from the date of such payment by Lessor.


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURE PAGE TO WORK LETTER AGREEMENT]


LESSOR:                                      LESSEE:
CAMPSON CORPORATION, a California            COMBICHEM, INC., a California corporation
corporation

------------------------------               -----------------------------

By:___________________________               By:__________________________

Title:_______________________                Title:_______________________

Date Signed: ______________                  Date Signed:_________________